UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Platinum Studios, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-145871 (Commission File Number)	20-5611551 (IRS Employer Identification No.)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, CA 90064
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 807-8100

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, Platinum Studios, Inc. (the “Company” or “Platinum”) entered into a License for Software Development and Distribution Agreement (the “Agreement”) with Brash Entertainment, LLC (“Brash”). Under the terms of the Agreement, the Company is granting to Brash a non-transferable, exclusive license to develop and release video game products based on the graphic novel “Cowboys & Aliens” delivered on a variety of electronic platforms, including Microsoft Xbox 360, Sony PlayStations 2 and 3, Nintendo Wii, as well as through the internet and via wireless handheld devices. Licensee also has the right to distribute the video games in all customary and standard channels of distribution, including, but not limited to, trade, retail, rental outlets, online, digitally, and mobile (“on” and “off” deck).

The Agreement has a term of four years. In addition, starting on the initial commercial release of the video games, for a period of five years, Brash shall have the exclusive right to package, distribute, market, promote, advertise, sell, and otherwise exploit such video games..

Under the terms of the Agreement, Brash is required to make the following payments to Platinum:

•	a minimum amount of $250,000, of which $125,000 was paid following execution of the Agreement, and the balance of which is payable no later than July 31, 2008;

•
a production fee, payable as follows: (a) $125,000 payable upon the earlier of (i) commencement of production of the first video game, or (ii) the date on which the motion picture upon which the video game is based is greenlit for production (as such terms are commonly understood in the film industry) by a major motion picture studio with a budget of no less than $60 million; and (b) $125,000 payable upon the earlier of (i) Platinum’s approval of the Gold Master version of the first video game; or (ii) the theatrical release of the motion picture upon which the video game is based.

•	a royalty from the net sales of all formats of the video games as follows:.

▪	Console and Handheld Platforms: 8% of net sales on sales of 1 to 600,000 units sold and not returned; and 10% of Net Sales on sales of 600,001 + units sold and not returned.

▪	First Party Platforms: 10% of all revenue received by licensee in connection therewith, less any unaffiliated third-party costs.

▪	Mobile: 25% of all revenue received by licensee in connection therewith, less any unaffiliated third-party costs.

▪	Digital Distribution: 25% of all revenue received by licensee in connection therewith.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	License for Software Development and Distribution Agreement dated June 30, 2008 between Platinum Studios, Inc. and Brash Entertainment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Studios, Inc.

Date: July 7, 2008	/s/ Brian Kenneth Altounian
Brian Kenneth Altounian
President & Chief Operating Officer